UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13577 Feather Sound Dr Suite 330, Clearwater, FL 33762

(Address of principal executive offices – zip code)

(800) 430-1312

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications

ITEM 7.01	REGULATION FD DISCLOSURE

Jagged Peak Inc.’s (the “Company”) senior management will provide information regarding the Company’s key markets, strategic growth initiatives and product development pipeline and will announce revenue and earnings guidance for 2007 and 2008. The Company’s slide presentation, which includes financial information, has been furnished as Exhibit 99.1.

This presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on the Company’s current expectations and projections about future events, including but not limited to a significant equity cash infusion. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company and expectations that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “continue” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed elsewhere in the Annual Report, including the section entitled “Risks Particular to The Company’s Business” and the risks discussed in the Company’s other Securities and Exchange Commission filings. The attached presentation should be considered in conjunction with the Company’s audited Consolidated Financial Statements and related Notes thereto included in our December 29, 2006 10KSB, filed with the Securities and Exchange Commission.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1 Jagged Peak Investor Presentation 10-12-07

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: October 12, 2007